SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-12

TIFF INVESTMENT PROGRAM, INC.
(Name of Registrant as Specified in Its Charter/Declaration of Trust)

_____________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

	(1)	Title of each class of securities to which transaction applies: ____________________________________
	(2)	Aggregate number of securities to which transaction applies: ___________________________________
(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ____________

	(4)	Proposed maximum aggregate value of transaction: ___________________________________________
	(5)	Total fee paid: _______________________________________________________________________

☐	Fee paid previously with preliminary materials:
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

	(1)	Amount previously paid: _______________________________________________________________
	(2)	Form, Schedule or Registration Statement No.: _______________________________________________
	(3)	Filing Party: _________________________________________________________________________
	(4)	Date Filed: __________________________________________________________________________

Dear TIFF Multi-Asset Fund (MAF) Member:

As a reminder, the deadline to vote your proxy card in connection with the upcoming shareholder meeting is quickly approaching. We encourage you to review the proxy statement, vote, and return the completed proxy card to TIFF as soon as possible, but no later than 12:00 noon EDT on Monday, May 23, 2011.  Completed proxy cards can be returned by fax to (610) 684-8210, or alternatively by email to memberservices@tiff.org.

To date, about 38% of MAF’s members have voted, with over 95% being in favor of the proposal.  However, we have not yet received enough member votes to enable us to hold the shareholder meeting as scheduled.  We thank those members who have already submitted their vote.  For those members who have not yet voted, we urge you to vote either for, against, or abstain, so we can avoid the costs and distractions of adjourning and rescheduling the shareholder meeting.

If you have questions regarding the proxy statement or need any additional information, or if you require an additional copy of the proxy statement or your organization’s proxy card, please contact TIFF Member Services at 610-684-8200 or at memberservices@tiff.org.

Thank you for your attention to this important matter and for your continued support.

_________________________________
Member Services
The Investment Fund for Foundations
Four Tower Bridge
200 Barr Harbor Drive, Suite 100
West Conshohocken, PA 19428
610.684.8200 (phone)
610.684.8210 (fax)
memberservices@tiff.org
www.tiff.org

Mutual fund investing involves risk.  Principal loss is possible.

Quasar Distributors, LLC, distributor.